Independent auditors' consent

The board and shareholders
IDS Life Series Fund, Inc.:
    Equity Portfolio
    Government Securities Portfolio
    Income Portfolio
    International Equity Portfolio
    Managed Portfolio
    Money Market Portfolio


We consent to the use of our reports included or incorporated herein by reference, and to the references to our Firm under the heading "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


                                                       /s/ KPMG Peat Marwick LLP
                                                           KPMG Peat Marwick LLP



Minneapolis, Minnesota
June 29, 1999